SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE

TRUST INDENTURE ACT OF 1939 OF A CORPORATION

DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE

PURSUANT TO SECTION 305(b)(2)

SUNTRUST BANK

(Exact name of trustee as specified in its charter)

303 Peachtree Street, 30th Floor
Atlanta, Georgia (Address of principal executive offices)	30308 (Zip Code)	58-0466330 (I.R.S. employer identification no.)

Muriel Shaw

SunTrust Bank

25 Park Place, N.E.

24th Floor

Atlanta, Georgia 30303-2900

(404) 588-7067

(Name, address and telephone number of agent for service)

Delaware (State or other jurisdiction of incorporation or organization)	Standard Pacific Corp. (exact name of obligor as specified in its charter)	33-0475989 (IRS employer identification no.)

15326 Alton Parkway
Irvine, California (Address of principal executive offices)	92618 (Zip Code)

Convertible Debt Securities

(Title of the indenture securities)

1.	General information.

Furnish the following information as to the trustee-

Name and address of each examining or supervising authority to which it is subject.

Department of Banking and Finance,

State of Georgia

Atlanta, Georgia

Federal Reserve Bank of Atlanta

1000 Peachtree Street

Atlanta, Georgia

Federal Deposit Insurance Corporation

Washington, D.C.

Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

3-12	No responses are included for Items 3 through 12. Responses to those Items are not required because, as provided in General Instruction B and as set forth in Item 13, the obligor is not in default on any securities issued under indentures under which SunTrust Bank is a trustee.

13.	Defaults by the Obligor.

(a)	State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

There is not and has not been any default under this indenture.

(b)	If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

There has not been any such default.

14-15	No responses are included for Items 14 and 15. Responses to those Items are not required because, as provided in General Instruction B and as set forth in Item 13, the obligor is not in default on any securities issued under indentures under which SunTrust Bank is a trustee.

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16.	List of Exhibits.

List below all exhibits filed as a part of this statement of eligibility; exhibits identified in parentheses are filed with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939, as amended, and Rule 24 of the Commission’s Rules of Practice.

(1)	A copy of the Articles of Amendment and Restated Articles of Association of the trustee as now in effect (Exhibit 1 to Form T-1, Registration No. 333-82717 filed by ONEOK, Inc.).

(2)	A copy of the certificate of authority of the trustee to commence business (Exhibit 2 to Form T-1, Registration No. 333-32106 filed by Sabre Holdings Corporation).

(3)	A copy of the authorization of the trustee to exercise corporate trust powers (Exhibits 2 and 3 to Form T-1, Registration No. 333-32106 filed by Sabre Holdings Corporation).

(4)	A copy of the existing by-laws of the trustee as now in effect (Exhibit 4 to Form T-1, Registration No. 333-82717 filed by ONEOK, Inc.).

(5)	Not applicable.

(6)	The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939.

(7)	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority as of the close of business on September 30, 2003.

(8)	Not applicable.

(9)	Not applicable.

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SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, SunTrust Bank, a banking corporation organized and existing under the laws of the State of Georgia, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta and the State of Georgia, on the 10th day of November, 2003.

SUNTRUST BANK

By:	/s/ MURIEL SHAW

Muriel Shaw Corporate Trust Officer

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EXHIBIT 1 TO FORM T-1

ARTICLES OF AMENDMENT AND

RESTATED ARTICLES OF INCORPORATION

OF

SUNTRUST BANK

(Incorporated by reference from Exhibit 1 to Form T-1,

Registration No. 333-82717 filed by ONEOK, Inc.)

EXHIBIT 2 TO FORM T-1

CERTIFICATE OF AUTHORITY

OF

SUNTRUST BANK TO COMMENCE BUSINESS

(Incorporated by reference from Exhibit 2 to Form T-1,

Registration No. 333-32106 filed by Sabre Holdings Corporation)

EXHIBIT 3 TO FORM T-1

AUTHORIZATION

OF

SUNTRUST BANK TO EXERCISE

CORPORATE TRUST POWERS

(Incorporated by reference from Exhibits 2 and 3 to Form T-1,

Registration No. 333-32106 filed by Sabre Holdings Corporation)

EXHIBIT 4 TO FORM T-1

BY-LAWS

OF

SUNTRUST BANK

(Incorporated by reference from Exhibit 4 to Form T-1,

Registration No. 333-82717, filed by ONEOK, Inc.)

EXHIBIT 5 TO FORM T-1

(INTENTIONALLY OMITTED. NOT APPLICABLE.)

EXHIBIT 6 TO FORM T-1

CONSENT OF TRUSTEE

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, in connection with the proposed issuance of Convertible Debt Securities of Standard Pacific Corp., SunTrust Bank hereby consents that reports of examinations by Federal, State, Territorial or District Authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

SUNTRUST BANK

By:	/s/ MURIEL SHAW

Muriel Shaw Corporate Trust Officer

EXHIBIT 7 TO FORM T-1

REPORT OF CONDITION

(ATTACHED)

SunTrust Bank	FFIEC 031
303 PEACHTREE STREET, NORTHEAST	Consolidated Report of Condition
ATLANTA, GA 30308	for September 30, 2003
Certificate Number: 00867

Consolidated Report of Condition for Insured Commercial

and State-Chartered Savings Banks for September 30, 2003

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet                                                                                                                                                    C400

Dollar Amounts in Thousands

ASSETS
1. Cash and balances due from depository institutions (from Schedule RC-A):			RCFD

a. Non-interest bearing balances and currency and coin (1)			0081	3,931,169	1.a
b. Interest-bearing balances (2)			0071	8,096	1.b
2. Securities:
a. Held-to-maturity securities (from Schedule RC-B, column A)			1754	0	2.a
b. Available-for-sale securities (from Schedule RC-B, column D)			1773	23,205,838	2.b
3. Federal funds sold and securities purchased under agreements to resell:			RCON

a. Federal funds sold in domestic offices			B987	363,450	3.a
			RCFD

b. Securities purchased under agreements to resell (3)			B989	3,491,479	3.b
4. Loans and lease financing receivables (from Schedule RC-C):
a. Loans and leases held for sale			5369	9,181,921	4.a
b. Loans and leases, net of unearned income	B528	75,685,341			4.b
c. LESS: Allowance for loan and lease losses	3123	933,551			4.c
d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)			B529	77,751,790
5. Trading assets (from Schedule RC-D)			3545	1,281,322	5
6. Premises and fixed assets (including capitalized leases)			2145	1,333,108	6
7. Other real estate owned (from Schedule RC-M)			2150	29,044	7
8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)			2130	0	8
9. Customers’ liability to this bank on acceptances outstanding			2155	57,351	9
10. Intangible assets:					10
a. Goodwill			3163	882,748	10.a
b. Other intangible assets from Schedule RC-M			0426	605,314	10.b
11. Other assets (from Schedule RC-F)			2160	2,904,444	11
12. Total assets (sum of items 1 through 11)			2170	125,027,074	12

SunTrust Bank 303 PEACHTREE STREET, NORTHEAST ATLANTA , GA 30308 Certificate Number: 00867	FFIEC 031 Consolidated Report of Condition for September 30, 2003

Schedule RC – Continued	Dollar Amounts in Thousands

LIABILITIES
13. Deposits:	RCON

a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I):	2200	74,403,966	13.a
(1) Noninterest-bearing (4)	6631	10,500,161	13.a.1
(2) Interest-bearing	6636	63,903,805	13.a.2
	RCFN

b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E, part II)	2200	6,388,856	13.b
(1) Noninterest-bearing (4)	6631	0	13.b.1
(2) Interest-bearing	6636	6,388,856	13.b.2
14. Federal funds purchased and securities sold under agreements to repurchase:	RCON

a. Federal funds purchased in domestic offices (5)	B993	8,294,315	14.a
	RCFD

b. Securities sold under agreements to repurchase (6)	B995	8,394,700	14.b
15. Trading liabilities (from Schedule RC-D)	3548	1,005,661	15
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)	3190	10,674,720	16
17. Not applicable
18. Bank’s liability on acceptances executed and outstanding	2920	57,351	18
19. Subordinated notes and debentures (7)	3200	2,149,275	19
20. Other liabilities (from Schedule RC-G)	2930	3,104,613	20
21. Total liabilities (sum of items 13 through 20)	2948	114,473,457	21
22. Minority interest in consolidated subsidiaries EQUITY CAPITAL	3000	1,012,329	22
23. Perpetual preferred stock and related surplus	3838	0	23
24. Common stock	3230	21,600	24
25. Surplus (exclude all surplus related to preferred stock)	3839	2,734,770	25
26. a. Retained earnings	3632	5,977,580	26.a
b. Accumulated other comprehensive income (8)	B530	798,338	26.b
27. Other equity capital components (9)	A130	0	27
28. Total equity capital (sum of items 23 through 27)	3210	9,541,288	28
29. Total liabilities, minority interest, and equity capital (sum of items 21, 22 and 28)	3300	125,027,074	29

Memorandum To be reported with the March Report of Condition.

1.      Indicated in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2002

	RCFD 6724	Number N/A	M.1

1= Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank	5.= Directors’ examination of the bank performed by other external auditors (may be required by state chartering authority)

2=     Independent audit of the bank’s parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

6= Review of the bank’s financial statements by external auditors
7= Compilation of the bank’s financial statements by external auditors
3= Attestation on bank management’s assertion on the effectiveness of the bank’s internal control over financial reporting by a certified public accounting firm	8= Other audit procedures (excluding tax preparation work)
4= Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)	9= No external audit work

(1)	Includes cash items in process of collection and unposted debits.
(2)	Includes time certificates of deposit not held for trading.
(3)	Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.
(4)	Includes total demand deposits and noninterest-bearing time and savings deposits.
(5)	Report overnight Federal Home Loan Bank advances and Schedule RC, item 16, “other borrowed money.”
(6)	Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.
(7)	Includes limited-life preferred stock and related surplus.
(8)	Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.
(9)	Includes treasury stock and unearned Employee Stock Ownership Plan Shares.

EXHIBIT 8 TO FORM T-1

(INTENTIONALLY OMITTED. NOT APPLICABLE.)

EXHIBIT 9 TO FORM T-1

(INTENTIONALLY OMITTED. NOT APPLICABLE.)